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                                                                   EXHIBIT 10.12


                                 PROMISSORY NOTE


$150,000                                                       as of May 3, 2001


        For value received, the undersigned, Phillip E. Pearce, an individual residing at 6624 Glenleaf Court, Charlotte, North Carolina 28270 (the "Maker"), hereby unconditionally promises to pay to the order of Starbase Corporation, a Delaware corporation whose principal offices are located at 4 Hutton Centre Drive, Suite 800, Santa Ana, CA 92707 (the "Holder"), at such place as the Holder may designate, the principal sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS on the Maturity Date (as such term is hereinafter defined), and to pay interest on the unpaid principal amount of this Note, commencing from the date hereof, on the Maturity Date, at the rate of eight percent (8%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) until paid in full, in accordance with this Note. All payments hereunder shall be in lawful money of the United States and in immediately available funds. For purposes of this Note, the term "Maturity Date" shall mean February 28, 2002.

        Upon the occurrence of an Event of Default (as such term is hereinafter defined) under this Note, interest shall accrue on the outstanding principal amount hereof from the date of such Event of Default at the rate of twelve percent (12%) per annum until the outstanding principal amount of the loan shall be paid in full and shall be payable on demand. In no instance shall the interest on this Note exceed the maximum amount permitted by applicable law.

        The principal amount of this Note plus all accrued and unpaid interest herein may be prepaid at any time or from time to time prior to the Maturity Date without penalty or premium; provided that any prepayment of all or a portion of the outstanding principal amount of this Note shall be accompanied by the payment of accrued interest on the amount of principal being prepaid.

        The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this Note: (a) the Maker's failure to pay the principal of, or interest on, this Note as and when the same is due and payable; (b) the commencement of any action by any court to take jurisdiction of all or substantially all of the property or assets of the Maker;
(c) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against the Maker; or (d) the Maker shall (i) die, (ii) admit in writing the Maker's inability to pay his debts as they become due, or (iii) make a general assignment for the benefit of the Maker's creditors. Upon the occurrence of an Event of Default, the outstanding principal amount of this Note, together with accrued and unpaid interest hereon, and any other amounts owing by the


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Maker to the Holder under this Note or otherwise (however incurred or acquired)
shall, upon written notice from the Holder to the Maker, become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.

        This Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note.

        The Maker agrees to pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Holder in connection with any action, suit or proceeding commenced by the Holder to enforce this Note.

        Failure by the Holder to insist upon the strict performance by the Maker of any term or provision herein shall not be deemed to be a waiver of any such term or provision, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. The Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. This Note may not be amended, modified or waived except by an instrument in writing signed by the Maker and the Holder.

        This Note shall be governed by and construed and interpreted in accordance with, the laws of the State of New York without regard to its principles of conflicts of laws or choice of laws. This Note shall not be construed or interpreted with any presumption against the party causing this Note to be drafted. The Maker unconditionally and irrevocably consents to the jurisdiction of the federal and state courts located in the State of New York, County of New York with respect to any suit, action or proceeding arising out of or relating to this Note.

        IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above.


                                        /s/ PHIL E. PEARCE
                                        ------------------------------------
                                        PHILLIP E. PEARCE


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